Exhibit 99.8
CONSENT OF EVERCORE GROUP INC.
     We hereby consent to the use of our opinion letter dated March 4, 2006 to the board of directors of AT&T Inc. (“AT&T”) included as Annex C to the joint proxy statement/prospectus which forms part of the Registration Statement of AT&T on Form S-4 relating to the proposed merger of a wholly owned subsidiary of AT&T with and into BellSouth Corporation, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Opinions of AT&T’s Financial Advisors”, “The Merger—Background of the Merger” and “The Merger—Opinions of AT&T’s Financial Advisors”.
     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

EVERCORE GROUP INC.

	By:	/s/ Timothy G. LaLonde

		Name:	Timothy G. LaLonde
		Title:	Authorized Person

New York, New York
March 30, 2006